Exhibit 21
PERRIGO SUBSIDIARIES

Name of Subsidiary	State/Country of Incorporation
Crimagua Limited	Ireland
Elan Corporation Limited	Ireland
Elan Finance, plc	Ireland
Elan Holdings Limited	Ireland
Elan International Finance Limited	Ireland
Elan Management Limited	Ireland
Elan Pharma International Limited	Ireland
Elan Regulatory Holdings Limited	Ireland
Elan Science One Limited	Ireland
Elan Science Three Limited	Ireland
Elan Science Five Limited	Ireland
Elan Science Seven Limited	Ireland
Elan Science Eight Limited	Ireland
Habsont	Ireland
The Institute of Biopharmaceutics Limited	Ireland
Keavy Finance Limited	Ireland
Orchardbrook Limited	Ireland
Perrigo Ireland 1 Limited	Ireland
Perrigo Ireland 2 Limited	Ireland
Perrigo Ireland 3 Limited	Ireland
Perrigo Ireland 4 Limited	Ireland
Perrigo Ireland Management Limited	Ireland
Speranza Biopharma Limited	Ireland
Perrigo Company	Michigan
Perrigo Management Company	Michigan
L. Perrigo Company	Michigan
Perrigo Pharmaceuticals Company	Michigan
Perrigo International Inc.	Michigan
Perrigo Company of South Carolina Inc.	Michigan
Perrigo Sales Corporation	Michigan
Perrigo International Holdings LLC	Michigan
Perrigo Research and Development Company	Michigan
Perrigo Sourcing Solutions, Inc.	Michigan
P2C, Inc.	Michigan
Sergeant's Pet Care Products, Inc.	Michigan
Athena Neurosciences, LLC	Delaware
Elan Pharmaceuticals, LLC	Delaware
Perrigo New York, Inc.	Delaware
Perrigo API USA, Inc.	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo LLC	Delaware
Perrigo China Business Trustee, LLC	Delaware
Perrigo Mexico Investment Holdings LLC	Delaware
Perrigo Receivables LLC	Delaware
Pet Logic, LLC	Delaware
PBM Holdings, LLC	Delaware

PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware
PBM Foods, LLC	Delaware
PBM International Holdings, LLC	Delaware
PBM Canada Holdings, LLC	Delaware
PBM Mexico Holdings, LLC	Delaware
PBM China Holdings, LLC	Delaware
Paddock Laboratories, LLC	Delaware
Perrigo Diabetes Care, LLC	Delaware
Velcera, Inc.	Delaware
FidoPharm, Inc.	Delaware
FidoPharm Brands, LLC	Delaware
Cobrek Pharmaceuticals, Inc.	Delaware
Perrigo Company of Tennessee	Tennessee
Perrigo Florida, Inc.	Florida
Meridian Animal Health, LLC	Nevada
Lorado Chem, Inc.	Colorado
SPC Trademarks, LLC	Texas
Perrigo Israel Holdings Ltd.	Israel
Perrigo Israel Pharmaceuticals Ltd.	Israel
Perrigo API Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Arginet Investments and Property (2003) Ltd.	Israel
Perrigo Israel Agencies Ltd	Israel
Perrigo Israel Enterprises & Investments Ltd.	Israel
Pharma Clal (1983) Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Dermagis International Ltd.	Israel
Neca Properties (1996) Ltd.	Israel
Wrafton Laboratories Limited	United Kingdom
Perrigo UK Acquisition Limited	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Perrigo UK FINCO Limited Partnership	United Kingdom
Galpharm Healthcare Ltd.	United Kingdom
Galpharm International Ltd.	United Kingdom
Kiteacre Ltd.	United Kingdom
Perrigo Pharma Ltd.	United Kingdom
Rosemont Holdings Limited	United Kingdom
Rosemont Group Limited	United Kingdom
Rosemont Trustee Limited	United Kingdom
Acacia Biopharma Limited	United Kingdom
Rosemont Pharmaceuticals Limited	United Kingdom
Rosemont Pensions Limited	United Kingdom
Perrigo de Mexico S.A. de C.V.	Mexico
Quimica y Farmacia S.A. de C.V.	Mexico
Laboratorios DIBA S.A.	Mexico
Perrigo Mexico Holdings S.A. de C.V.	Mexico
PBM Products Mexico S de RL de CV	Mexico
Servicios PBM S de RL de CV	Mexico
Sergeant's Pet Care Products Mexico S de RL de CV	Mexico

Perrigo Australian Holding Company II PTY Limited	Australia
Orion Laboratories PTY Limited	Australia
Orion Laboratories NZ Ltd	New Zealand
Perrigo Laboratories India Private Ltd.	India
Chemagis India Private Ltd.	India
Perrigo API India Private Ltd.	India
SASR Neunundvierzigste Beteiligungsverwaltung GmbH	Austria
Elan International Services Limited	Bermuda
Elan International Insurance Limited	Bermuda
Neuralab Limited	Bermuda
Perrigo do Brasil LTDA	Brazil
Clepe Limited	Cayman Islands
Perrigo Denmark K/S	Denmark
Elan Europa Finance Sarl	Luxembourg
Chemagis BV	Netherlands
Monksland Holdings BV	Netherlands
Perrigo Netherlands BV	Netherlands
Perrigo Ireland Holding Co. BV	Netherlands
Perrigo Israel Holdings II BV	Netherlands
Perrigo Netherlands FINCO 1 Cooperatief U.A.	Netherlands
Perrigo Netherlands FINCO 2 BV	Netherlands
Perrigo Netherlands International Partnership C.V.	Netherlands
Elan Pharmaceuticals GmbH	Switzerland
Perrigo Trading (Shanghai) Co. Ltd.	China
Perrigo China Business Trust	China
PBM (Guangzhou) Nutritionals Co. Ltd.	China
American Business Sergeant's Pet Care Product Trade (Shanghai) Co, Ltd.	China
Perrigo Asia Holding Company Ltd.	Mauritius